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                                                                   EXHIBIT 99.02

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
Bindley Western Industries, Inc.
8909 Purdue Road
Indianapolis, Indiana 46268

Members of the Board:

   We hereby consent to the inclusion of our opinion letter dated December 2, 2000 as Annex C to, and to the reference thereto under the caption "SUMMARY-- Opinion of Bindley Western's Financial Advisor" and "THE MERGER--Opinion of Bindley Western's Financial Advisor" in, the Proxy Statement/Prospectus of Bindley Western Industries, Inc. ("Bindley Western") and Cardinal Health, Inc. ("Cardinal") relating to the proposed merger transaction involving Bindley Western and Cardinal, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Cardinal. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             /s/ Salomon Smith Barney Inc.
                                          By __________________________________
                                             SALOMON SMITH BARNEY INC.

New York, New York
January 8, 2001